                                                                   EXHIBIT 10.13

SHORT-TERM INCENTIVE PLAN

PLAN DESIGN FEATURES

Performance measured at the Sovereign ("corporate"), company and location levels

   - Corporate and company performance measured by growth and improvement in cash flow. For the first plan cycle, we recommend the following measures for corporate and company performance.

         -   Revenue Growth
         -   Earnings before interest, taxes, depreciation and amortization
             (EBITDA)

   - Location/individual performance will be based on pre-established location/individual objectives. The objectives should be role-specific, measurable and produce high-impact results, e.g., systems development, cost central, inventory management, special projects, etc.

  - All employees are eligible to participate in the plan with the exception of executives who have been granted a significant long-term equity stake.

  - Participants will be granted a phantom "participation share" in the incentive award pool. Each "participation share" will have an expected target value approximately equal to the participant's short-term incentive target. For example:

    Participant X
      - Current Salary = $40,000
      - Short-term incentive target = 10% of salary = $4,000
      - Long-term incentive "participation share" = Short-term bonus target
                                                    -----------------------
                                   Expected value Long-term incentive pool
                                                  = $    4,000 = 0.30% of pool
                                                    ----------
                                                    $1,350,000

     If the value of the incentive pool is greater/less than the expected target value, the value of each employee's "participation share" will be greater/less than the target award value.

   - At IPO, the value of the long-term incentive pool is allocated to participants based upon their "participation share" of total pool value.

   -    Earned awards are fully vested at payout.

   - Payout will be in the form of stock options with an expected value equal to the value of the "participation share" for each employee. The Board of Directors will be authorized to make payments in stock, cash, or a combination of stock and cash.

   - If a participant leaves the company before an IPO transaction, the participant forfeits their "participation share" in the long-term incentive pool.

   - If an individual joins the company during the plan cycle, the individual may be permitted to participate in the plan on a pro rata basis, at the discretion of the CEO and the Board of Directors.

   - The Board of Directors will administer the plan and have the authority and responsibility to approve award levels and make any changes to the plan concept and design.

OUR PAY-FOR-PERFORMANCE PROGRAM

Sovereign's compensation program will pay for successful individual and business performance. The objectives of our compensation system are to:

    -   Reward and retain the best performers

    -   Pay competitively with the market based on your performance

    -   Pay fairly based on your value and contribution to the organization

    -   Foster and reward collaboration and group achievement

    -   Encourage employee ownership and loyalty

    -   Focus you on key  measures of financial and operational success

    -   Reinforce our vision and values

The program can achieve these objectives only if you help us make it work by understanding its components. After all, you and your team or work group produce the business results that make it all possible. Here's a big picture.

WHAT MAKES UP MY COMPENSATION OPPORTUNITY*
ALL NON-UNION EMPLOYEES

     SOVEREIGN'S  )                   -------          SALARY
    COMPENSATION  )
        AND       )                   -------    BONUS OPPORTUNITY
    RECOGNITION   )-------------------
      PROGRAM     )                   -------   EMPLOYEE RECOGNITION
        IS        )                                   PROGRAM
     PAY FOR      )                   -------  LONG-TERM INCENTIVE
   PERFORMANCE    )                                OPPORTUNITY


WHAT'S IT MEAN TO ME?

      - A compensation program that delivers total pay above market median if performance meets or exceeds target

      - Salary based on individual performance job results and how you achieve them

      - Bonus tied directly to the successful performance of the business and your achievement of individual objectives

      - Long-term incentives, called phantom stock, that link you to the future success of Sovereign

      - Performance management process that encourages input and ties the job results and competencies directly to your pay adjustment

      - Formal Employee Recognition Program that rewards your sustained and significant contributions to the organization

*TAKES EFFECT FOR ALL PIERCE & STEVENS NON-UNION, EXEMPT AND NON-EXEMPT STAFF ON JANUARY 1, 1998.